Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is dated as of May 8, 2018, by and between Methode Electronics, Inc., a Delaware corporation (together with its subsidiaries and affiliates, the “Company”), and Theodore P. Kill (the “Consultant”).
WHEREAS, the Consultant was a Vice President of the Company and the President of Dabir Surfaces and has retired from the Company and Dabir Surfaces as of the date hereof; and
WHEREAS, the Company has requested that Consultant provide such services as the Company may reasonably request from time to time (the “Services”); and
WHEREAS, the Consultant has agreed to provide such Services, upon the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:
1.Engagement. The Company hereby retains Consultant to perform, and Consultant hereby agrees to perform, upon the terms and conditions contained herein, the Services. Consultant will provide the Services from time to time as reasonably requested by the Company’s Chief Executive Officer or Senior Vice President. Consultant represents and warrants to the Company that all of the Services will be provided in a competent, professional and timely manner, and that Consultant will comply with all applicable laws in performing the Services.
2.Compensation. In consideration of the Services, Consultant will be paid a consulting fee of Sixteen Thousand Four Hundred Thirty One Dollars ($16,431.00) per month. The Company will reimburse Consultant for his actual, reasonable, out-of-pocket expenses in connection with the provision of the Services hereunder. Consultant shall submit accurate and complete supporting documents for reimbursement of such expenses and shall follow any policies, requirements or directions imposed by the Company in connection with such expenses.
3.Term and Termination. Except as otherwise provided herein, the term of this Agreement shall commence as of the date hereof and shall terminate on the one-year anniversary of the date hereof. Either party may terminate this Agreement early at any time upon not less than thirty (30) days prior written notice to the other party; provided, however, that the Company shall not terminate this Agreement early if the Company’s current Chief Executive Officer ceases to be the Chief Executive Officer of the Company. The date on which this Agreement terminates is referred to herein as the “Termination Date”.
4.Confidential Information. Consultant recognizes and acknowledges that he has and may gain access to non-public, confidential and proprietary information concerning the business, operations and/or assets of Company or its affiliates, including by way of example and not limitation, financial information, customer, client, advertiser and supplier information, price information, methods of operation, products, business and marketing plans, marketing materials, prospects, databases, personnel information, web site information, software, passwords, business procedures and manuals, analyses, proposals, compilations, studies, and other documents or work product prepared by or owned by Company which contain or otherwise reflect such information. All such information is hereinafter collectively referred to as “Confidential Information.” Confidential Information shall also include all parts or copies of such information, and any information derived therefrom, but shall not include information, if any, which is or becomes a part of the public domain through no act or omission of Consultant. Consultant agrees that he will at all times keep in strict confidence, both during the term of this Agreement and subsequent to termination of this Agreement, and will not during the term of this Agreement or thereafter disclose or divulge to any person, firm or corporation, or use directly or indirectly, for his own benefit or the benefit of others, any Confidential Information. Consultant will not permit any person other than Company, its authorized agents or representatives, to examine and/or make copies of any Confidential Information prepared by Consultant or that come into Consultant’s possession or under Consultant’s control by reason of Consultant’s Services hereunder. Consultant will employ at least the same degree of care in protecting Confidential Information as he employs in protecting his own most confidential information, but not less than a reasonable degree of care. Upon termination of this Agreement, or at any time at the request of Company, Consultant will turn over to Company all copies of documents, papers, disks, and other printed and electronic matter in its possession or under its control that constitute or contain Confidential Information, or are owned by Company. In the event Consultant receives a subpoena or other validly issued administrative or judicial process requesting the disclosure Confidential Information, Consultant shall promptly notify Company and tender to it the defense of such demand.
Under the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Consultant’s attorney in relation to a lawsuit for retaliation against the Company for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
5.Ownership Rights; Work Made for Hire. As between Company and Consultant, Consultant agrees that work product, deliverables and other materials provided by Consultant hereunder, including all intellectual property rights therein, which Consultant makes, conceives or reduces to practice, either solely by Consultant or jointly with others and either on or off Company’s premises, in performing the Services for Company (“Work Product”) shall be considered to be “work made for hire” under the U.S. Copyright Act, 17 U.S.C. §101 et seq., and shall be owned exclusively by Company. If for any reason exclusive ownership of all Work Product is not fully and effectively vested in Company by the preceding terms, Consultant hereby assigns to Company, and will in the future upon Company’s request confirm in writing such assignment to Company, all right, title and interest Consultant may have in all portions and aspects of such Work Products or portions thereof.
6.Restrictive Covenants. Consultant agrees that, during the Restricted Period, he will not, directly or indirectly, as an owner, consultant, manager, employee, associate, partner, agent or otherwise:
a)Engage in any business which competes with the Company’s business, including its automotive and Dabir Surfaces businesses;
b)Solicit, call upon or attempt to solicit or call upon any customer, former customer, or prospective customer of the Company with whom Consultant had contact or about whom Consultant received trade secrets or confidential information during the last three years of his employment with the Company or during the term of this Agreement;
c)Recruit, solicit or otherwise induce or influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company;
d)Employ, seek to employ or cause any competitor to employ or seek to employ as a representative or employee any person who was employed by the Company on or after the date of Consultant’s retirement; or
e)Solicit, induce or influence any buyer, vendor, representative, supplier, lender, lessor or any other person or entity which has a business or other relationship with the Company, or which had on the date of this Agreement a business or other relationship with the Company, to discontinue or reduce the extent of its relationship with the Company, nor will he make statements or engage in conduct which could reasonably be expected to otherwise harm such relationship with the Company.
Consultant acknowledges that the Company, through these covenants, has attempted to limit his right to compete only to the extent necessary to protect the Company’s confidential and proprietary information, customer relationships, employee relationships, goodwill and other legitimate business interests. Consultant acknowledges that these restrictive covenants are essential to the Company and that the Company would not enter into this Agreement absent the restrictive covenants contained herein. The Company and Consultant agree, and it is their express desire that, if the scope of the restrictive covenants contained herein is determined by a court of competent jurisdiction to be overly broad, a court shall modify and enforce the covenants to the extent that it believes to be reasonable under the circumstances existing at the time.
For purposes of this Agreement, the Restricted Period shall commence as of the date of this Agreement and terminate on the date six (6) months after the Termination Date; provided, however, that if Consultant terminates this Agreement early pursuant to the provisions of Section 3 of this Agreement, the Restricted Period shall be in no event shorter than twelve (12) months from the date of this Agreement. In addition, Consultant agrees that, during the Restricted Period, unless he shall have been specifically invited in writing by the Company, he will not in any manner, directly or indirectly (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause to participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (iii) any restructuring, liquidation or dissolution with respect to the Company or any of its subsidiaries; or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its subsidiaries; (b) form, join or in any way participate in a “group” (as defined under the United States Securities and Exchange Act of 1934, as amended); (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or any of its subsidiaries; (d) take any action which might force the Company or any of its subsidiaries to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing.
7.Nondisparagement. Consultant will not make statements about the Company or engage in conduct which could reasonably be expected to adversely affect the Company’s reputation or business, including but not limited to discussing the Company’s business with search firms, the media, industry consultants and analysts, investors, competitors, customers, suppliers, employees, directors, vendors or any entity that Consultant becomes employed by or affiliated with or does consulting work for in the future.
Nothing in this Section or anything else in this Agreement or any other policy or agreement with the Company shall be construed to prohibit Consultant from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal laws or regulations.  Consultant is not required to obtain prior approval or notify the Company that such reports or disclosures have been made. Furthermore, Consultant’s cooperation with and participation in any investigation by or action taken by, federal, state or local administrative agencies, regulatory agencies or law enforcement agencies will not violate any provision of this Agreement.
8.Injunctive and Other Relief. Consultant acknowledges and agrees that any breach by Consultant of Section 4, 5, 6 or 7 of this Agreement will give rise to irreparable injury to Company and, because of the difficulty of ascertaining the amount of damages that would be suffered by Company in connection therewith, money damages would be an inadequate remedy therefor. Therefore, Consultant agrees that Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of Section 4, 5, 6 or 7 by Consultant, in addition to all other remedies available to Company at law or in equity. Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of Company’s legitimate business interests and are reasonable in scope and content. Should Consultant breach any of the provisions of this Agreement, in addition to any other remedies the Company may have, the Company may cease making payments hereunder as an offset against the damages suffered by the Company on account of such breach, and may recover from Consultant all but $100 of the amount already paid to Consultant under this Agreement or any other agreement between Consultant and the Company. The provisions of Sections 4, 5, 6, 7 and this Section 8 shall survive any termination of this Agreement. In any court action to enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party attorneys’ fees and other court costs incurred in such action.
9.Independent Contractor. It is expressly agreed and understood that Consultant’s relationship to Company shall be that of an independent contractor. Nothing contained in this Agreement shall be construed to constitute Consultant an employee or agent of Company, nor shall either party have the authority to bind the other in any respect.
10.Right of Set-Off. In the event the Consultant is required to pay any amount to the Company pursuant to any Company Clawback Policy or otherwise, then any such amount may be offset against amounts to be paid by the Company to Consultant pursuant to this Agreement.
11.Waiver of Modification. No waiver, alteration or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the parties.
12.Assignment. This Agreement shall be binding upon and shall inure to the benefit of the successors and assignees of Company. The obligations and rights of Consultant under this Agreement are personal to him and shall not be subject to voluntary or involuntary alienation, assignment or transfer.
13.Entire Agreement. Consultant acknowledges and agrees that his post-employment obligations under his Employee Confidentiality and Assignment of Inventions Agreement with the Company and any releases or similar agreements executed in connection with his retirement and/or this Agreement shall be in addition to his obligations under this Agreement.

This Agreement together with such Employee Confidentiality and Assignment of Inventions Agreement and any such releases and other agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof.
14.Governing Law. This Agreement and the rights and obligations to the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Illinois, United States of America (without giving effect to the conflicts of laws principles thereof). The parties hereby covenant and agree that any and all actions arising out of or related to this Agreement shall be brought and maintained in a federal or state court sitting in Cook County, Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction and service of process from said courts for any and all such actions.
15.Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.
METHODE ELECTRONICS, INC.
By:    /s/ Andrea Barry
Andrea Barry
Its:    Chief Human Resources Officer

CONSULTANT:
/s/ Theodore P. Kill
Name: Theodore P. Kill